EXHIBIT 10.6

This AGREEMENt is entered on June 1, 2004 between:
                             ------------

Party A: SHENZHEN DIGITAINMENT COMPANY LIMITED ("SDCL") 24/F, Huaqiang Bldg A, 3006 Shennan Road, Shenzhen 518031, China

Party B:  FANTATECH DEVELOPMENT INC. ("FDI")
          23/F,  Huaqiang  Bldg  A,  3006  Shennan  Road, Shenzhen 518031, China

Whereas FDI is the 40% owned associated company of SDCL and is engaged in selling, marketing and promotional activities of hi-tech entertaining and simulation equipment as well as 3D/4D theatre in China;

Whereas SDCL is engaged in the design, fabricating, manufacturing of hi-tech entertaining and simulation equipment as well as 3D/4D theatre, and also participates in the establishment and cooperation of Fantawild Funplex businesses in China for generating recurrent revenue;

Whereas due to its stronger shareholder background and relatively greater amount of registered capital, FDI is well received by different potential customers in China in the aforesaid businesses.

In order to take advantage of the positive response from the potential customers in China on SDCL's products, while at the same time to provide better confidence and perceived credibility to them, SDCL and FDI had agreed on the following terms and conditions:

Marketing and Sales of Products:
--------------------------------

1.) FDI should act as the sales agent of SDCL for the distribution of its hi-tech products in China.

2.) FDI will be primarily responsible for the marketing and sales of SDCL's hi-tech entertaining and simulation equipment as well as 3D/4D theatre in China. All the sales contracts should be signed in the name of FDI with the customers. In return, FDI should purchase from SDCL all the items as mentioned in the signed sales contracts.

3.) FDI should involve personnel from SDCL during contract negotiations in order to provide sufficient technical support to FDI. Price negotiations, design of layout, and details of the contracts should be handled by SDCL's representatives.

4.) FDI should be entitled to a commission ranging from 10% to 20% of the contract price (direct sales of equipment), depending on the gross margin of the specific contract and the size of the related project under the contract. In addition, a 5% advertising and promotional incentive will be provided to FDI for each contract solicited by FDI. The aforesaid commission and incentive will be transferred to FDI through its purchase from SDCL the related equipment and products.

5.) FDI should be responsible for its own operating costs including staff salaries, marketing and promotional expenses, general office administrative expenses as well as the associated sales taxes and income tax.

Cooperated businesses - FunPlex
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6.)  In  general,  SDCL  will  encourage  and  persuade  the  customer  to enter into a cooperation agreement to operate and run a larger size Fantawild FunPlex when the proposed operating venue is suitable for the business. FDI should include such cooperation terms into its sales contract whenever requested by SDCL, while FDI only act as the agent in such part of the contract on behalf of SDCL. FDI should have no direct or indirect economic or legal interest in such cooperated Fantawild FunPlex businesses.

7.) SDCL should be the sole owner of those cooperation businesses and will be responsible to contribute the equipment and fixed assets required for such cooperation. All the revenues generating from such cooperated businesses should be received by SDCL, and all the related expenses as stipulated in such cooperation contracts should be borne by SDCL.

8.) SDCL will be responsible for all the sales and related taxes associated with the revenue and income generated from such cooperated FunPlex.

Others
------

9.) In order to give FDI the necessary motivation and platform to better market and promote SDCL's products, SDCL agreed that for the year of 2004 an aggregated commission of 20% plus an advertising and promotional incentive of 15% on the total amount of contract (direct sale of equipment) canvassed during the period starting from the date of this agreement and up to December 31, 2004 will be granted to FDI.

10.) Commencing January 1, 2005 and thereafter, the commission and incentive to FDI should follow the range as stipulated in Clause 4 above.

11.) The Agreement can be terminated at any time with 60 days notice to the other party.

12.) Any dispute related to this Agreement should be resolved by negotiation, failing which the dispute should be referred to any arbitration court with recognized capability.

Should there be any changes to the terms of this Agreement, it should be negotiated and signed by both parties.


SHENZHEN DIGITAINMENT COMPANY                    FANTATECH DEVELOPMENT
LIMITED                                          INC.



/s/ signed and executed                          /s/ signed and executed
-----------------------------                    -------------------------------
Authorized Signature                             Authorized Signature